                          JACOR COMMUNICATIONS COMPANY

                    8 3/4% Senior Subordinated Notes Due 2007

                Payment of Principal and Interest Unconditionally
                    Guaranteed by Jacor Communications, Inc.
                      and the other Guarantors named herein


                               PURCHASE AGREEMENT

                                                                   June 11, 1997




DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

          Subject to the terms and conditions herein contained, Jacor Communications Company, a Florida corporation ("JCC") and a wholly owned subsidiary of Jacor Communications, Inc.(the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers") an aggregate of $150,000,000 principal amount of its 8 3/4% Senior Subordinated Notes due 2007 (the "Securities"), which notes are irrevocably and unconditionally guaranteed by the Company; Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; EFM Programming, Inc.; F.M.I. Pennsylvania, Inc.; GACC-N26LB, Inc.; GACC-340, Inc.; Georgia Network Equipment, Inc.; Great American Merchandising

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Group, Inc.; Great American Television Productions, Inc.; Inmobilaria Radial,
S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Knoxville, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Cable, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of Colorado, Inc.; Noble Broadcast of St. Louis, Inc.; Noble Broadcast of San Diego, Inc.; Noble Broadcast of Toledo, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; Regent Broadcasting of Charleston, Inc.; Regent Broadcasting of Kansas City, Inc.; Regent Broadcasting of Las Vegas, Inc.; Regent Broadcasting of Las Vegas II, Inc.; Regent Broadcasting of Louisville, Inc.; Regent Broadcasting of Louisville II, Inc.; Regent Broadcasting of Salt Lake City, Inc.; Regent Broadcasting of Salt Lake City II, Inc.; Regent Licensee of Charleston, Inc.; Regent Licensee of Kansas City, Inc.; Regent Licensee of Las Vegas, Inc.; Regent Licensee of Las Vegas II, Inc; Regent Licensee of Louisville, Inc.; Regent Licensee of Louisville II, Inc.; Regent Licensee of Salt Lake City, Inc.; Regent Licensee of Salt Lake City II, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; Taft-TCI Satellite Services, Inc.; The Sy Fischer Company Agency, Inc.; WHOK, Inc.; and VTTV Productions, each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise (collectively, the "Guarantors" and together with "JCC", the "Issuers".) The Securities are to be issued pursuant to the provisions of an indenture to be dated as of June 17, 1997 (the "Indenture") by and among the Guarantors, JCC and The Bank of New York as trustee (the "Trustee").

          For purposes of this Agreement, the term "Securities" means the Securities together with the guarantee (the "Guarantee") thereof by the Guarantors. The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

          The Securities are being issued and sold to repay in part outstanding indebtedness under the Credit Facility (defined below) and for general corporate purposes.

          The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption therefrom. The Company has prepared an offering memorandum dated June 11, 1997 (such offering memorandum including all documents incorporated or deemed incorporated by reference therein and all financial statements and exhibits contained or incorporated therein, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company, its Subsidiaries (as hereinafter defined), including JCC, and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities.

          Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as hereinafter defined), in substantially the form of Exhibit A hereto, for so long as such Securities constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes and guarantees identical in all material respects to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii) under certain circumstances, a registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement").

          The Pending Transactions include, among other things, the merger (the "Premiere Merger") of PRN Holding Acquisition Corp. ("PRN Holding"), a subsidiary of the Company with and into Premiere Radio Networks, Inc. ("Premiere") pursuant to an Agreement and Plan of Merger

(the "Premiere Merger Agreement"), dated as of April 7, 1997 by and among the Company, Jacor Communications Company and PRN Holding.

          This Purchase Agreement, the Indenture, the Registration Rights Agreement and all related agreements and documents executed in connection with the Pending Transactions are collectively referred to herein as the "Transaction Documents."

          1. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Issuers agree to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Issuers, the Securities in the respective principal amounts set forth opposite their names on Schedule I hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price equal to 98% of the principal amount thereof (the "Purchase Price").

          2. DELIVERY AND PAYMENT. Delivery to you of and payment for the Securities shall be made at 9:00 A.M., New York City time, on the fourth business day (which may be varied by agreement among the Company and you) (such time and date being referred to as the "Closing Date") following the date of this Agreement, at such place as DLJ shall reasonably designate. The Closing Date and the location of delivery of the Securities may be varied by agreement between DLJ and the Company.

          One or more of the Securities in definitive form, registered in the name of Cede and Co., as nominee of The Depository Trust Company ("DTC"), or such other name(s) as the Initial Purchasers may request in writing upon at least two business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Securities sold pursuant to Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), to qualified institutional buyers within the meaning of Rule 144A ("QIBs") (collectively, the "Global Securities"), and one or more Securities in definitive form, registered in such names and denominations as the Initial Purchasers may so request, having an aggregate principal amount corresponding to the aggregate principal amount of the Securities sold to institutional "accredited investors", as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, that make certain representations and agreements to JCC (each, an "Accredited Institution", and together with QIBs, the "Eligible Purchasers") (collectively, the "Certificated Securities"), shall be delivered by the Company to the Initial Purchasers on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by JCC, for your respective accounts against payment by the Initial Purchasers of the purchase price thereof by wire transfer of same day funds to such bank account as JCC shall designate at least two business days prior to the Closing Date. The Global Securities and Certificated Securities in definitive form shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

          3. AGREEMENTS OF THE ISSUERS. The Issuers, as applicable, agree with each of you that:

          (a) They will advise you promptly and, if requested by any of you, confirm such advice in writing, of the happening of any event during such period as in your reasonable judgment you are required to deliver an Offering Memorandum in connection with sales of the Securities by you which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Issuers shall use its reasonable best efforts to prevent the issuance of any order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Issuers shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

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          (b)  They will not make any amendment or supplement to the Offering
     Memorandum, of which you shall not previously have been advised and provided a copy within two business days or such shorter period of time as may be reasonable under the circumstances prior to the delivery thereof or to which you shall reasonably object. The Issuers shall promptly prepare, upon your reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with resales.

          (c) The Company will furnish to you and to those persons who you identify to the Company, without charge, as many copies of the Offering Memorandum (and of any amendments or supplements thereto) as you may
     reasonably request.   The Issuers consent to your use of the Offering
     Memorandum, and any amendments and supplements thereto, in connection with offers and resales of the Securities contemplated hereunder.

          (d) If, during such period as in your reasonable judgment you are required to deliver the Offering Memorandum in connection with sales of the Securities by you, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, the Issuers will promptly prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Offering Memorandum is so delivered, be misleading, and will comply with applicable law, and will furnish to you without charge such number of copies thereof as you may reasonably request.

          (e) The Issuers will cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that none of the Issuers shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or to subject itself to taxation in any such jurisdiction). The Issuers will continue such qualification in effect so long as required by law for distribution of the Securities.

          (f) After the Securities have been exchanged, the Company will, so long as the Securities are outstanding, file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or Section 15 of the Exchange Act. For so long as you are making a market in the Securities, but in no event more than five years from the date hereof, the Company will furnish to you copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders generally of the Securities, and such other information concerning the Company and its Subsidiaries as you reasonably may request.

          (g) For so long as and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, JCC, upon request of any holder of the Securities, will furnish to such holder, and to any prospective purchaser or purchasers of the Securities designated by such holder, information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act; PROVIDED, HOWEVER, that the Company's obligations under this Section 4(g) shall terminate upon the earlier of (i) the date the Exchange Offer is concluded and the exchange of the Exchange Securities for the Securities tendered therein is consummated or (ii) the date the Shelf Registration Statement is declared effective by the Commission; provided further that, notwithstanding the foregoing proviso, the Company shall be obligat-ed to deliver, upon request, any information required by Rule 144A(d)(4) under the Act to prospective purchasers of the Securities during any period during which, pursuant to the Registration Rights Agreement, the Shelf Registration Statement is required to be effective, but such effectiveness has been suspended or revoked for any reason.

          (h) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

          (i) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company and JCC will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the printing, processing, distribution and delivery of each Offering Memorandum and all amendments or supplements thereto, (ii) the printing processing, execution, distribution and delivery of this Agreement, any memorandum describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph 3(e) above including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memorandum relating thereto and any filing fees in connection therewith),
     (v) furnishing such copies of the Offering Memorandum, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the NASD(as defined herein) in connection with the offering of the Securities (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto) and the designation of the Securities as PORTAL Securities, (vii) the rating agencies, (viii) the printing, processing, execution, distribution and delivery of the Transaction Documents and all other

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     agreements, memoranda, correspondence and other documents, printed, distributed and delivered in connection with the Transaction Documents and
     (ix) the performance by the Company and JCC of their other obligations under this Agreement, the cost of their personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to you.

          (j) The Company and JCC will use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (k) The Company will use its reasonable best efforts to, and will use its reasonable best efforts to cooperate with you to, cause the Securities to be designated PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers (the "NASD").

          (l) The Issuers will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

          (m) The Issuers will use their best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

          (n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, as the case may be, the Issuers will not, and will not authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (o) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Act) of the Company will offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could reasonably be expected to be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

          (p) Each Security will bear the following legend until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
          ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY GUARANTOR, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY

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          RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI WHICH
          PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          (q) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, except as described in the Offering Memorandum with respect to the Pending Transactions, there will be no transactions entered into by the Company or any of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), which are material with respect to the Company or any of the Subsidiaries, respectively, taken individually or as a whole, as determined in accordance with the provisions and Rule 3-05 of Regulation S-X or other standards for materiality as may be agreed upon by the Company and the Initial Purchasers and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

          4. ISSUERS' REPRESENTATIONS AND WARRANTIES. The Issuers represent and warrant to each of you that:


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

          (a) The Offering Memorandum, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Act. The Offering Memorandum does not, and at the Closing Date, the Offering Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this paragraph
     (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon and conforming with information relating to any Initial Purchaser furnished to the Company by DLJ in writing by or on behalf of any Initial Purchaser, expressly for use therein. The Issuers acknowledge for all purposes under this Agreement that the statements with respect to price and discount and the last paragraph on the cover page of the Offering Memorandum and the information contained in the last two sentences of the third paragraph, the fourth sentence of the fourth paragraph and the last three paragraphs under the caption "Plan of Distribution" in the Offering Memorandum, the information regarding stabilization on the inside front cover of the Offering Memorandum (or any amendment or supplement thereto) constitute the only written information furnished to the Company by DLJ or on behalf of any Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) and that the Initial Purchasers shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission). No contract or document that would be required to be described in the Offering Memorandum if the Offering Memorandum were contained in a registration statement on Form S-1 under the Act is not so described.

          (b) The Company and each of its Subsidiaries and Premiere has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Securities, to execute, deliver and perform this Agreement and the Registration Rights Agreement, and to issue, sell and deliver the Securities, and to execute, deliver and perform the Transaction Documents, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the respective properties, business, results of operations, condition (financial or otherwise), affairs or prospects of each of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          (c) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company and, upon completion of the transactions contemplated by the Transaction Documents, all of the shares of capital stock of, or other ownership interests in the assets of Premiere will be owned directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens arising under the Credit Agreement, dated as of June 12, 1996, as amended and restated as of February 14, 1997, by and among The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, Illinois, as Syndication Agent (the "Credit Facility"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary and, with respect to Premiere, except for the Premiere Merger and stock options issued by Premiere which options will be cancelled in connection with the Premiere Merger.

          (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

          (e) None of the Company, any of the Subsidiaries and Premiere is in violation of their respective charters or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries or Premiere is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries or Premiere is subject, except, in the case of Premiere, as could not have a Material Adverse Effect.

          (f) The Transaction Documents have been duly authorized and validly executed and delivered by the Issuers, as applicable, and constitute valid and legally binding agreements of the Issuers, as applicable, enforceable against the Issuers, as applicable, in accordance with their terms (assuming, in the case of each of the Transaction Documents, the due execution and delivery thereof by each party thereto, other than the Issuers).

          (g) The execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture and the Securities by the Issuers, the issuance and sale of the Securities, the performance of this Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated by this Agreement and the Indenture and the execution and delivery of the Transaction Documents by each of the Issuers and Premiere, as applicable, and the consummation of the Pending Transac-tions will not (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries or Premiere or any of the terms or provisions of, except, in the case of Premiere, as could not have a Material Adverse Effect or (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries or Premiere is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries or Premiere is or may be subject, except, in the case of Premiere, as could not have a Material Adverse Effect, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or Premiere or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or Premiere or any of their respective properties, except, in the case of Premiere, as could not have a Material Adverse Effect.

          (h) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or Premiere or any of their respective properties, which would be required to be disclosed in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act, or which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or the consummation of the Transaction Documents or the Pending Transactions, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character that would be required to be described in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act is not so described.

          (i) To the best knowledge of the Company, no action has been taken with respect to the Company or any of its Subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency which prevents the issuance of the Securities, prevents or suspends the use of the Offering Memorandum or suspends the sale of the Securities in any jurisdiction referred to in Section 3(e) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent the issuance of the Securities, prevent or suspend the use of the Offering Memorandum or suspend the sale of the Securities in any jurisdiction referred to in
     Section 3(e) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Securities, or (b) in any manner invalidate this Agreement, the Registration Rights Agreement or the Indenture; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Offering Memorandum or otherwise) has been complied with in all material respects or responded to in a manner acceptable to such securities authority.

          (j) (i) None of the Company, any of the Subsidiaries and Premiere is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except to the extent that any such violation could not have a Material Adverse Effect or otherwise would be required to be disclosed in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act; and (ii) to the best knowledge of the Company and any of the Subsidiaries, after due inquiry, (A) none of the Company, any of the Subsidiaries, Premiere and any of the other parties to the Transaction Documents (the "Pending Transaction Parties") with respect to the properties and radio stations to be purchased or sold pursuant to the Transaction Documents (the "Pending Properties") has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, any of the Subsidiaries, Premiere, and the Pending Transaction Parties with respect to the Pending Properties, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") that could have a Material Adverse Effect or otherwise would be required to be disclosed in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act, and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company, any of the Subsidiaries, Premiere, and the Pending Transaction Par-ties with respect to the Pending Properties, or against any person or entity whose liability for any Environmental Claim the Company, any of the Subsidiaries, Premiere, and the Pending Transaction Parties with respect to the Pending Properties, have retained or assumed either contractually or by operation of law. In the ordinary course of its business, each of the Company and the Subsidiaries and Premiere conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries, have reasonably concluded that such associated costs and liabilities could not have a Material Adverse Effect.

          (k) None of the Company, any of the Subsidiaries, Premiere, and to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries or Premiere or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, engaged in any unfair labor practice, which in each case described in this sentence could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or Premiere or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor rela-tions board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or Premiere or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or Premiere or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, Premiere, or the Pending Transaction Parties with respect to the Pending Properties and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries, or the Pending Transaction Parties with respect to the Pending Properties, and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

          (l) Based on the "Notice to Investors" section of the Offering Memorandum, the execution and delivery of this Agreement and the Transaction Documents, and the sale of the Securities to be purchased by the Initial Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code"). No condition exists or event or transaction has occurred in connection with any employee benefit plan maintained by the Company or any of its ERISA Affiliates that could result in the Company or any such ERISA Affiliate incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title

     IV of ERISA, except as adequately disclosed in the Offering Memorandum, (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which would have, singly or in the aggregate, a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code.

          (m) The Company, each of its Subsidiaries and Premiere each have good and marketable title, free and clear of all Liens, to all property and assets described in the Offering Memorandum as being owned by it, except for (i) Liens pursuant to the Credit Facility and (ii) Liens on general office equipment which are not material to the Company's operations. All leases to which the Company, the Subsidiaries or Premiere are a party are valid and binding and no default has occurred or is continuing thereunder and the Company, each of its Subsidiaries and Premiere enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any such Subsidiary or Premiere.

          (n) The respective firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, E.F.M. Media Management, Inc., E.F.M. Publishing, Inc. and PAM Media, Inc. (the "Combined E.F.M. Companies"), and Premiere filed, to be filed or incorporated by reference as part of the Offering Memorandum are independent public accountants with respect to the Company, the Subsidiaries and the Combined E.F.M. Companies and Premiere, as required by the Act.
     The consolidated historical and PRO FORMA financial statements, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Combined E.F.M. Companies and Premiere, at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other financial and statistical information and data included in the Offering Memorandum, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Combined E.F.M. Companies and Premiere.

          (o) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, none of the Company, any of the Subsidiaries or Premiere have incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Change").

          (p) All tax returns required to be filed by the Company, any of the Subsidiaries and Premiere in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (q) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by the Pending Transactions, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TIA") or state securities or "Blue Sky" laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (r) (i) Each of the Company, the Subsidiaries and Premiere and, to the knowledge of the Company, any of the Pending Transaction Parties with respect to the Pending Properties, has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities (including the Federal Communications Commission ("FCC")), all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain or file could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, (iii) each of the Company, the Subsidiaries and Premiere and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending

     Properties, is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) each commercial radio broadcast station identified in the Offering Memorandum as owned and operated by any of the Company, the Subsidiaries or Premiere, or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, as applicable, is operating with the maximum facilities specified by the Authorization pertaining thereto.

          (s) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
     (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Except as disclosed in the Offering Memorandum, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

          (u) Each of the Company, the Subsidiaries and Premiere and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and none of the Company, the Subsidiaries and Premiere, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, could reasonably be expected to result in any Mate-rial Adverse Change. The use of such Intellectual Property in connection with the business and operations of each of the Company, the Subsidiaries and Premiere, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties does not, to the Company's knowledge, infringe on the rights of any person except where any such infringement has not resulted in, or could not reasonably be expected to result in any Material Adverse Change.

          (v) Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the applicable Issuer to each Initial Purchaser as to the matters covered thereby.

          (w) Each of the Company, the Subsidiaries and Premiere maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company has applied to have the Securities designated as PORTAL securities in accordance with the rules and regulations of the NASD.

          (y) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

          (z) None of the Company, its Subsidiaries and any officer, director or other person (other than you, as to whom the Company makes no representation) acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

          (aa) Assuming the accuracy of your representations contained Section 5 hereof and your compliance with your agreements therein set forth, it is not necessary, in connection with the sale and delivery of the Securities to you and the offer and resale of the Securities by you, in each case in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Act or to qualify the Indenture under the TIA.

          (aa) Each of the Company, the Subsidiaries and Premiere and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. None of the Company, any Subsidiary and Premiere, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (bb) Neither the Company nor Premiere has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or Premiere, respectively, which the Company knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and neither the Company nor Premiere has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

          (cc) Neither the Company nor Premiere owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and, except as disclosed in the Offering Memorandum, none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (dd) Each person described in the Offering Memorandum as a person to whom the Company or any of the Subsidiaries provides programming pursuant to a local marketing agreement or a joint sales agreement (a "Licensee") has been issued by the FCC an FCC license (which is in full force and effect) for the operation of the commercial radio broadcast station identified in the Offering Memorandum as programmed by the Company or any of its Subsidiaries, which licenses expire on the dates set forth in the Offering Memorandum.

          (ee) Each person described in the Offering Memorandum as a person to whom the Company or any of the Subsidiaries provides programming pursuant to an exclusive sales agency agreement (a "Mexican Licensee"), has been issued by the Mexican government all necessary Mexican licenses (which are in full force and effect) for the operation of the commercial radio broadcast station identified in the Offering Memorandum as programmed by the Company or any of its Subsidiaries. Each of the Company and its

     Subsidiaries have all Authorizations necessary to deliver programming to the Mexican Licensees.

          (ff) Each of the Company, its Subsidiaries and Premiere and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has filed with the FCC all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests. No notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any FCC license of any of the Subsidiaries, Premiere or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or to the knowledge of the Company, of any of the Licensees prior to the expiration dates thereof or which could reasonably be expected to result in any other material impairment of any of the Subsidiaries', or Premiere or its subsidiaries, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, of any of the Licensees' rights thereunder and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (gg) Each of the Company's radio and television stations (the "Stations")is now operating, and has operated, in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and the published rules and regulations of the FCC. There is not issued, outstanding or pending any Notice of Violation, Notice of Apparent Liability, Order to Show Cause, material complaint or investigation by or before the FCC which could materially threaten or materially adversely affect any of the Company's or any of its Subsidiaries', Premiere or its subsidiaries', or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries' with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' FCC licenses or which could reasonably be expected to result in any material adverse effect upon any of the Company's Subsidiaries, Premiere or its subsidiaries, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' operation of its respective stations and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does the Company have reason to believe that the FCC licenses with respect to the Stations will not be renewed for a full eight year term when such FCC licenses are due for renewal.

          (hh) The execution, delivery and performance of the obligations by the Company under this Agreement are not and will not be contrary to the Communications Act, as amended, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC.

          (ii) The execution, delivery and performance of the obligations by each of the Issuers, as applicable, PRN Holding and Premiere (each, a "Premiere Transaction Party" and, collectively, the "Premiere Transaction Parties") and, to the knowledge of the Company, by the Pending Transaction Parties with respect to the Pending Properties to the extent each is a party to the Transaction Documents are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC. All necessary applications, exhibits or other filings required by the FCC for transfer of control of the Stations now controlled by the Pending Transaction Parties with respect to the Pending Properties pursuant to the applicable Transaction Documents have been filed with the FCC (the "Transfer Applications"). To the best of the Company's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

          (jj) The Premiere Transaction Parties and, to the knowledge of the Company, the Pending Transac-tion Parties, have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Premiere Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Premiere Transaction Party and, to the knowledge of the Company, the Pending Transaction Parties, enforceable against each Premiere Transaction Party or Pending Transaction Party, as applicable, in accordance with its terms; except as set forth in the Offering Memorandum, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Premiere Transaction Parties or, to the knowledge of the Company, each Pending Transaction Party, to the extent each is a party thereto, or the consummation by each of the Premiere Transaction Parties, or to the knowledge of the Company, each of the Pending Transaction Parties, of any of the transactions contemplated thereby, except such as may be required and have been obtained under state securities or "Blue Sky" laws or regulations or such as may be required by the NASD in connection with the purchase and distribution of the Securities by the Initial Purchasers; and none of the Premiere Transaction Parties, is (i) in violation of its charter or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, Authorizations, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

          (kk) The execution, delivery and performance by the Premiere Transaction Parties, to the extent each is a party thereto, of each of the Transaction Documents, and the consummation by the respective Premiere Transaction Parties of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which a Premiere Transaction Party, is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the charter or bylaws of the Premiere Transaction Party, or (iii) any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self regulatory organization applicable to each Premiere Transaction Party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

          (ll) The Premiere Merger has been duly authorized by the Premiere Transaction Parties and the transactions contemplated by the Transaction Documents have been approved, to the extent required, by all appropriate corporate action; approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required.

          (mm) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Initial Purchasers; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the Credit Facility) under the Credit Facility, and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the Credit Facility, which would result in a Material Adverse Effect or materially adversely effect the ability of each of the Company or Premiere to consummate the transactions contemplated by the Transaction Documents.

          (nn) No director, officer or substantial shareholder of the Company has a 5% or greater interest (or no such persons collectively have a 10% or greater interest), directly or indirectly, in Premiere.

          (oo) The shares of Common Stock to be issued pursuant to the Premiere Merger Agreement and pursuant to the terms of the other Pending Transactions, will not, in the aggregate, have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock or securities convertible into or exercisable for Common Stock.

          (pp) The Company has filed with the Commission all filings that are required to be filed as of the date hereof with respect to the financial statements of each of the Premiere and each of the Pending Transaction Parties in filings made under the Act and under the Exchange Act, specifically as required by Rule 3-05 of Regulation S-X and General Instructions and Item 7 of Form 8-K.

          (qq) The Indenture, as of the date hereof and at the Closing Date, will conform in all material respects to the requirements of the TIA applicable to an indenture which is qualified under the TIA.

          (ss) Each of the representations and warranties contained in each of the Transaction Documents are true and correct on and as of the date hereof, except as could not have a Material Adverse Effect.

          5. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, represents and warrants, severally and not jointly, to the Company and the Guarantors and agrees that:

          (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as ANNEX A to the Offering Memorandum.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that such Initial Purchaser will solicit offers to buy the

     Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (A) QIBs who, in purchasing the Securities, will be deemed to have represented and agreed that (x) they are purchasing the Securities for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (y) they acknowledge that any sale of such Securities will be made in reliance of Rule 144A under the Act and (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (2) Eligible Purchasers that agree that (x) Securities purchased by them may not be resold, pledged or otherwise transferred except within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to JCC, (II) to a person whom the holder reasonably believes is a QIB purchasing in a transaction meeting the requirements of Rule 144A under the Act, (III) pursuant to the exemption from registration provided by Rule 144 or Regulation S under the Act (if available), (IV) to an Accredited Institution which prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of this Security (the form of which is substantially the same as Annex A of the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to JCC that such transfer is in compliance with the Act or (V) pursuant to an effective registration statement under the Act and, in each case, in accordance with applicable state securities laws, and (y) will inform each subsequent holder that such subsequent holder is required to, notify any subsequent purchaser from it of the foregoing.

          6.  INDEMNIFICATION.

          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (including any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished in writing to the Issuers by DLJ expressly for use in the Offering Memorandum. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Issuers or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuers, such Initial Purchaser (or the Initial Purchaser controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Issuers of their obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuers (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Issuers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by DLJ. The Issuers shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Issuers, jointly and severally, agree to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Issuers to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Issuers, jointly and severally, agree that they shall be liable for any settlement of any proceeding effected without the Company's written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request, and (ii) the Issuers shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Issuers shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Initial Purchaser furnished in writing by DLJ expressly for use in the Offering Memorandum.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and any of the Initial Purchasers, on the other hand, shall be deemed to be in the same pro-portion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Issuers set forth herein shall be in addition to any liability or obligation the Issuers may otherwise have to any Indemnified Person.

          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Initial Purchasers (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions applicable to the Securities purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

     (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Securities purchased by each of the Initial Purchasers hereunder and not joint.

          7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) (i) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable following the date of this Agreement or at such other date and time as to which you may agree, (ii) and no stop order suspending the sale of the Securities by the Commission or in any jurisdiction referred to in Section 3(e) of this Agreement shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities or the consummation of the Pending Transactions.

          (d) (i) Since the date hereof or since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included, or incorporated by reference, in the Offering Memorandum, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries taken as a whole and (iii) the Company and the Subsidiaries taken as a whole, shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, respectively, and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest applicable balance sheet included in the Offering Memorandum.

          (e) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

          (f) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by the President or any Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7.

          (g)  On the Closing Date, you shall have received:

               (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Graydon, Head & Ritchey, counsel for the Company, (which opinion shall, in regards to any matters covered by the law of the States of Colorado, Florida or Georgia, rely on the opinion of Colorado, Florida or Georgia counsel, respectively, reasonably acceptable to the Initial Purchasers), to the effect that:

                    (i) (A) the Company and each of the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be reasonably expected to have, singly or in the aggregate, a Material Adverse Effect; and (B) the Issuers have the requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement;

                    (ii) the Transaction Documents have been duly authorized, executed and delivered by the Issuers, as applicable;

                    (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under "Capitalization";

                    (iv) all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, are fully paid and nonassessable, and are owned free and clear of any Lien, except for Liens pursuant to the Credit Facility;

                    (v) to the knowledge of such counsel (after due inquiry) there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary except as disclosed in the Offering Memorandum;

                    (vi)   neither the Company nor any of the Subsidiaries is
          (A) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                    (vii) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities, will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

                    (viii) when authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of this Agreement, the Guarantee and the Securities will constitute valid and legally binding obligations of the Guarantors and JCC, respectively, enforceable against the Guarantors and JCC, respectively, in accordance with their respective terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                    (ix) the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Issuers, respectively, enforceable against the Issuers, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceed-ing at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                    (x) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

                    (xi) to the best knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective properties is subject of a character that would be required to be disclosed in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act which is not adequately disclosed in the Offering Memorandum;

                    (xii) the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information that would be required to be shown if it were a prospectus that was part of a registration statement filed under the Act; and such counsel does not know of any legal or governmental proceedings that would be required to be described in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act which are not described as required or of any contracts or documents of a character that would be required to be described in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act which are not described as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein;

                    (xiii) assuming the accuracy of the representations and warranties of the Company contained in paragraphs (y) and (z) of Section 4, and your representations and warranties contained in Section 5 of this Agreement, and assuming compliance by the Company with the covenants of the Company contained in Section 3 and by you with your agreements contained in Section 5 of this Agreement, the issuance and sale of the Securities to you and the offering, resale and delivery of the Securities by you, in each case in the manner contemplated in the Offering Memorandum, are exempt from the registration requirements of the Act and it is not necessary to qualify the Indenture under the TIA;

                    (xiv) no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Issuers of the transactions contemplated by this Agreement, except such as have been obtained and made under state securities or "Blue Sky" laws or regulations or such as may be required by the NASD; no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Issuers, as applicable, or Premiere, of the transactions contemplated by the applicable Transaction Documents, except as disclosed in the Offering Memorandum; the execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, the issuance and sale of the Securities, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of
          (A) any of the respective charters or bylaws of the Company or any of the Subsidiaries or (B) to the knowledge of such counsel (after due inquiry), the terms or provisions of any agreement or instrument which is filed as an exhibit to the Company's most recent annual report on Form 10-K, each subsequently filed quarterly report on Form 10-Q and current report on Form 8-K, to which the Company or any Subsidiaries is a party or by which any of them is bound or to which any of the properties of the Company or any of the Subsidiaries is subject or (C) to the knowledge of such counsel (after due inquiry) constitute a default under, any statute, rule or regulation to which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject or (D) any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties which conflict, breach or default in each of the cases described in clauses (B) , (C) and (D) could reasonably be expected to have a Material Adverse Effect;

                    (xv) to the knowledge of such counsel, neither the Company nor the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not, to the knowledge of such counsel, infringe on the rights of any person;

                    (xvi) to the best knowledge of such counsel, (A) there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company, any of the Subsidiaries or Premiere are a party or by which any of them may be bound that would be required to be described in the Offering Memorandum if it were a prospectus that was part of a registration statement filed under the Act other than those described therein and
          (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument that would be required to be so described, or any agreement identified on a schedule attached to the opinion, except for defaults which could not rea-sonably be expected to have a Material Adverse Effect;

                    (xvii) the Company, the Subsidiaries and Premiere, to the extent each is a party thereto, have full corporate power and authority to execute, deliver and perform its respective obligations under the applicable Transaction Documents;

                    (xviii) the Transaction Documents, assuming the authorization, execution and delivery thereof by the parties other than the Issuers, as applicable, and Premiere constitute valid and legally binding agreements of the respective parties thereto enforceable against each of the parties, to the extent each is a party thereto, in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity) and except to the extent that a waiver of rights under usury laws may be unenforceable; and

                    (xix) the approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required.

               (2) Such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Offering Memorandum and has considered the matters and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above); and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of the date thereof and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that the firm assumes no responsibility for, and the firm has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Offering Memorandum.

               (3) An opinion (satisfactory to you and your counsel), dated the Closing Date of Hogan & Hartson L.L.P., counsel for the Company with respect to FCC and related matters to the effect that:

                    (i) those statements in the Offering Memorandum (including the statements incorporated by reference in the Offering Memorandum, under the caption "Business -- Federal Regulation of Radio Broadcasting" in the Company's Form 10-K filed for the year ended December 31, 1996) that describe provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's published rules or regulations (for purposes of this opinion only, the "Rules") are accurate descriptions in all material respects.

                    (ii) Schedule A to this opinion sets forth a complete list of the main station authorizations issued by the FCC to the Company and its Subsidiaries (for purposes of this opinion only, the "Licenses"). To such counsel's knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the broadcast of signals on the main station frequency of each of the radio stations listed on Schedule B (for purposes of this opinion only, the "Jacor Stations"). Except for the pending applications noted on Schedule A hereto, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review might be sought has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are held by the relevant Subsidiary, and the expiration date of each License is set forth in Schedule A hereto. Except as indicated on Schedule C to this opinion, the Licenses are not subject to any conditions imposed by the FCC other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type.

                    (iii) Except as listed in Schedule D hereto, there is no proceeding or other administrative action pending or, to such counsel's knowledge, threatened, before the FCC against the Company or any Subsidiary, which, if adversely determined, would materially and adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole. To such counsel's knowledge, except as listed on Schedule E to this opinion, the Company and the Subsidiaries have filed with the FCC during the current license term of each License all material reports and forms required to be filed by the Company and the Subsidiaries with the FCC with respect to the Jacor Stations.

                    (iv) The execution and delivery by the Company and any Subsidiary of the Transaction Documents, and the performance of the obligations as of the date hereof by the Company under the Purchase Agreement, the Registration Rights Agreement and the Indenture, (i) do not violate the Communications Act, (ii) do not violate any of the Rules, (iii) do not violate the terms of any of the Licenses, (iv) do not cause any forfeiture or impairment of any License and (v) do not require any consent, approval or authorization of the FCC that has not been obtained. Except as indicated on Schedule F, all necessary applications required by the FCC as of the date hereof for the transfer of control or assignment of the licenses of the stations described in the Offering Memorandum under "Pending Radio Station Transactions" have been filed with the FCC.

                    (4) An opinion (satisfactory to you and your counsel), dated the Closing Date of Paul, Hastings, Janofsky & Walker, counsel for the Company, to the effect that:

                         (i) when authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of this Agreement, the Guarantee and the Securities will constitute valid and legally binding obligations of the Guarantors and JCC, respectively, enforceable against the Guarantors and JCC, in accordance with their respective terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable; and

                         (ii) the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Issuers, enforceable against each of the Issuers, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights. under any usury laws may be unenforceable

          (h) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel for the Initial

     Purchasers, in form and substance reasonably satisfactory to you.

          (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., and Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum for each of (i) the Company and the Combined E.F.M. Companies and (ii) Premier, respectively.

          (j) Prior to or concurrently with the purchase and sale of the Securities hereunder, the Company shall have obtained the approval of the Agents under the Credit Facility approving JCC's issuance of the Notes and the Guarantors' guarantee thereof.

          (k) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (m) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which under the Act are not required to be disclosed in the Offering Memorandum or any supplement thereto and which have been disclosed to the Initial Purchasers prior to the date hereof.

          (n) Each of the Issuers, as applicable, and Premiere, shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the date hereof.

          (o) Except as is disclosed to the Initial Purchasers in writing, the representations and warranties of the Issuers, as applicable, and Premiere set forth in the Transaction Documents shall be true, accurate and complete in all respects.

          8. DEFAULTS. If on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase Securities, which it has agreed to purchase hereunder on such date, and the aggregate amount of Securities that such defaulting Initial Purchaser(s) agreed but failed or refused to purchase does not exceed 10% of the total aggregate principal amount of Securities to be purchased on such date by all of the Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the amount of such Securities set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Securities which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase the Securities with respect to which such default exceeds 10% of the total aggregate principal amount of Securities to be purchased on such date by all Initial Purchaser(s) and arrangements satisfactory to the other Initial Purchaser(s) and the Issue-rs for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s) or the Issuers, except as otherwise provided in this Section 8. In any such case that does not result in termination of this Agreement, the Initial Purchasers or the Issuers may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by any such Initial Purchaser under this Agreement.

          9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, any Material Adverse Change occurs which, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal, New York or Kentucky authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (vi) the enactment, publication, decree, or other promulgation of any

Federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affects or will materially and adversely affect the business or operations of the Company or any Subsidiary, or (vii) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, PROVIDED, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or materially impair the investment quality of the Securities.

          The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Initial Purchasers or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Initial Purchasers pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 3(i) hereof.

          10. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Jacor Communications, Inc., 50 East River Center Boulevard, 12th Floor, Covington, Kentucky 41011, Attention: Randy Michaels,

President, fax (606) 655-9345, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202, Attention:
Richard G. Schmalzl, Esq., and (b) if to any Initial Purchaser, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172 Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Gregg A. Noel, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          11. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

          12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          13. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the bene-fit of and shall be binding upon the Company, the Initial Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Initial Purchasers merely because of such purchase.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

          15. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

          16. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

Very truly yours,


JACOR COMMUNICATIONS, INC.



By:  /s/ R. Christopher Weber
    ------------------------------------
Name:     R. Christopher Weber
Title:    Senior Vice President
and Chief Financial Officer


JACOR COMMUNICATIONS COMPANY



By:  /s/ R. Christopher Weber
    ------------------------------------
Name:   R. Christopher Weber
Title:  Senior Vice President
and Secretary


BROADCAST FINANCE, INC.; CINE FILMS, INC.; CINE GUARANTORS, INC.; CINE GUARANTORS II, INC.; CINE GUARANTORS II, LTD.; CINE MOBILE SYSTEMS INT'L N.V.; CINE MOVIL S.A. DE C.V.; CITICASTERS CO.; EFM PROGRAMMING, INC.; F.M.I. PENNSYLVANIA, INC.; GACC- N26LB, INC.; GACC-340, INC.; GEORGIA NETWORK EQUIPMENT, INC.; GREAT AMERICAN MERCHANDISING GROUP, INC.; GREAT AMERICAN TELEVISION PRODUCTIONS, INC.; INMOBILARIA RADIAL, S.A. DE C.V.*; JACOR BROADCASTING CORPORATION; JACOR BROADCASTING OF ATLANTA, INC.; JACOR BROADCASTING OF COLORADO, INC.; JACOR BROADCASTING OF FLORIDA, INC.; JACOR BROADCASTING OF KNOXVILLE, INC.; JACOR BROADCASTING OF ST. LOUIS, INC.; JACOR BROADCASTING OF SAN DIEGO, INC.; JACOR BROADCASTING OF SARASOTA, INC.; JACOR BROADCASTING OF TAMPA BAY, INC.; JACOR CABLE, INC.; LOCATION PRODUCTIONS, INC.; LOCATION PRODUC-

TIONS II, INC.; NOBLE BROADCAST CENTER, INC.; NOBLE BROADCAST GROUP, INC.; NOBLE BROADCAST HOLDINGS, INC.; NOBLE BROADCAST LICENSES, INC.; NOBLE BROADCAST OF COLORADO, INC.; NOBLE BROADCAST OF ST. LOUIS, INC.; NOBLE BROADCAST OF SAN DIEGO, INC.; NOBLE BROADCAST OF TOLEDO, INC.; NOBRO, S.C.*; NOVA MARKETING GROUP, INC.; REGENT BROADCASTING OF CHARLESTON, INC.; REGENT BROADCASTING OF KANSAS CITY, INC.; REGENT BROADCASTING OF LAS VEGAS, INC.; REGENT BROADCASTING OF LAS VEGAS II, INC.; REGENT BROADCASTING OF LOUISVILLE, INC., REGENT BROADCASTING OF LOUISVILLE II, INC.; REGENT BROADCASTING OF SALT LAKE CITY, INC.; REGENT BROADCASTING OF SALT LAKE CITY II, INC.; REGENT LICENSEE OF CHARLESTON, INC.; REGENT LICENSEE OF KANSAS CITY, INC.; REGENT LICENSEE OF LAS VEGAS, INC.; REGENT LICENSEE OF LAS VEGAS II, INC; REGENT LICENSEE OF LOUISVILLE, INC.; REGENT LICENSEE OF LOUISVILLE II, INC.; REGENT LICENSEE OF SALT LAKE CITY, INC.; REGENT LICENSEE OF SALT LAKE CITY, INC.; SPORTS RADIO BROADCASTING, INC.; SPORTS RADIO, INC.; TAFT-TCI SATELLITE SERVICES, INC.; THE SY FISCHER COMPANY AGENCY, INC.; WHOK, INC.; AND VTTV PRODUCTIONS



By:  /s/ R. Christopher Weber
    ------------------------------------
Name:  R. Christopher Weber
Title: Senior Vice President
       and Assistant Secretary
       for all above companies
       except those marked with an *, of which he is
       Treasurer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CHASE SECURITIES INC.
MERRILL, LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


Acting on behalf of themselves


By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:  /s/ Michael K. Hooks
    ------------------------------------
Name: Michael K. Hooks
Title: Managing Director

                                   SCHEDULE I

                                                                      Amount of

                                                                     Securities
Initial Purchasers
-------------------
                                                       be Purchased
-------------------------------------------------------------------
Donaldson, Lufkin & Jenrette
Securities Corporation . . . . . . . . . . . . . . . . . . . . . . . $50,000,000
Chase Securities Inc.. . . . . . . . . . . . . . . . . . . . . . . . $50,000,000
Merrill Lynch, Pierce, Fenner
& Smith Incorporated . . . . . . . . . . . . . . . . . . . . . . . . $50,000,000
                                                                     -----------
                                                                     -----------

     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$150,000,000